As filed with the Securities and Exchange Commission on February 23, 2023
Registration No. 333-260972
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
C4 THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	47-56176276
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
490 Arsenal Way, Suite 120
Watertown, Massachusetts 02472
(617) 231-0700
(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)
Andrew J. Hirsch
President and Chief Executive Officer
C4 Therapeutics, Inc.
490 Arsenal Way, Suite 120
Watertown, Massachusetts 02472
(617) 231-0700
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Lawrence S. Wittenberg, Esq. Edwin O’Connor, Esq. Shoaib A. Ghias, Esq. Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210 (617) 570-1000	Jolie M. Siegel, Chief Legal Officer C4 Therapeutics, Inc. 490 Arsenal Way, Suite 120 Watertown, Massachusetts 02472 (617) 231-0700
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE
C4 Therapeutics, Inc., or the Registrant, has filed Post-Effective Amendment No. 1, or Amendment No. 1, to the Registration Statement on Form S-3 ASR (Commission File No. 333-260972), or the Automatic Shelf Registration Statement, because the Registrant was no longer a well-known seasoned issuer (as such term is defined in Rule 405 of the Securities Act of 1933, as amended, or the Securities Act), upon the filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2022. Amendment No. 1 was filed using EDGAR submission type POSASR and supplemented disclosure to the Automatic Shelf Registration Statement required for a registrant other than a well-known seasoned issuer and made certain other amendments as set forth therein. This Post-Effective Amendment No. 2 is being filed using EDGAR submission type POS AM in order to convert the automatic Shelf Registration Statement, as amended, to the proper EDGAR submission type for a non-automatic shelf registration statement.
This registration statement contains:
•a base prospectus which covers the offering, issuance and sale by the Registrant of the Registrants’ common stock, preferred stock, debt securities, warrants and/or units in one or more offerings with a total value of $400,000,000; and
•a sales agreement prospectus covering the offering, issuance and sale by the Registrant of up to a maximum aggregate offering price of $200,000,000 of the registrant’s common stock that may be issued and sold from time to time under a sales agreement, or the Sales Agreement, with Cowen and Company, LLC.
The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The specific terms of the securities to be issued and sold under the Sales Agreement are specified in the sales agreement prospectus that immediately follows the base prospectus. The common stock that may be offered, issued and sold under the sales agreement prospectus is included in the $400,000,000 of securities that may be offered, issued and sold by the Registrant under the base prospectus. Upon termination of the Sales Agreement, any portion of the $200,000,000 included in the sales agreement prospectus that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED FEBRUARY 23, 2023

PROSPECTUS
$400,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Units
We may from time to time issue, in one or more series or classes, offer and sell up to $400,000,000 in aggregate principal amount of our common stock, preferred stock, debt securities, warrants and/or units. We may offer these securities separately or together in units. We will specify in the applicable accompanying prospectus supplement the terms of the securities being offered. We may sell these securities to or through underwriters and also to other purchasers or through agents. We will set forth the names of any underwriters or agents, and any fees, conversions or discount arrangements, in the applicable accompanying prospectus supplement. We may not sell any securities under this prospectus without delivery of the applicable prospectus supplement.
You should read this document and any prospectus supplement or amendment carefully before you invest in our securities.
Our common stock is listed on The Nasdaq Global Select Market under the symbol “CCCC.” On February 17, 2023, the closing price for our common stock, as reported on The Nasdaq Global Select Market, was $6.07 per share. Our principal executive office is located at 490 Arsenal Way, Suite 120, Watertown, Massachusetts 02472.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” contained in this prospectus beginning on page 1 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should read the entire prospectus carefully before you make your investment decision.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this Prospectus is February 23, 2023.

ABOUT THIS PROSPECTUS
This prospectus is part of a shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this “shelf” registration process, we and/or selling stockholders may offer shares of our common stock and preferred stock, various series of warrants to purchase common stock or preferred stock, debt securities or any combination thereof, from time to time in one or more offerings for an aggregate offering amount of up to $400,000,000.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The applicable prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 24 of this prospectus.
You should rely only on the information contained in or incorporated by reference in this prospectus, the accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
Unless the context otherwise requires, references to “C4T,” the “company,” “we,” “us” and “our” refer to C4 Therapeutics, Inc., and its wholly owned, consolidated subsidiaries, or either or all of them as the context may require. We use various trademarks and trade names in our business, including without limitation our corporate name and logo. All other trademarks or trade names referred to in this prospectus are the property of their respective owners. This prospectus, any applicable prospectus supplement and the information incorporated herein or therein by reference may also contain trademarks and trade names of third parties, which are the property of their respective owners. Solely for convenience, the trademarks and trade names referred to or incorporated by reference in this prospectus, any applicable prospectus supplement or any free writing prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.
THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS IT IS ACCOMPANIED BY AN ADDITIONAL PROSPECTUS OR A PROSPECTUS SUPPLEMENT.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider the risks referenced below and described in the documents incorporated by reference in this prospectus and any applicable prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks referenced below and described in the documents incorporated herein by reference, including (i) our annual report on Form 10-K for the fiscal year ended December 31, 2022, which is on file with the SEC and is incorporated herein by reference and (ii) other documents we file with the SEC that are deemed incorporated by reference into this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any applicable prospectus supplement, any related free writing prospectus and the documents that we incorporate by reference herein or therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “may,” “will,” “could,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “continue,” and similar expressions, or the negative of these terms, or similar expressions. Accordingly, these statements involve estimates, assumptions, risks and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus, and in particular those factors referenced in the section “Risk Factors.”
This prospectus contains forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, express or implied statements about:
•the initiation, timing, progress, results, safety and efficacy, and cost of our research and development programs and our current and future preclinical studies and clinical trials, including statements regarding the timing of initiation and completion of studies or trials, the period during which the results of the trials will become available, and our research and development programs;
•the ultimate impact of the ongoing coronavirus, or COVID-19, pandemic or any other health epidemic, on our business, manufacturing, clinical trials, research programs, supply chain, regulatory review, healthcare systems or the global economy as a whole;
•risks related to the direct or indirect impact of the ongoing COVID-19 pandemic or any future large-scale adverse health event, such as the scope and duration of the pandemic, government actions and restrictive measures implemented in response, material delays in diagnoses, initiation or continuation of treatment for diseases that may be addressed by our development candidates and investigational medicines, or in patient enrollment in clinical trials, potential clinical trials, regulatory review or supply chain disruptions, and other potential impacts to our business, the effectiveness or timeliness of steps taken by us to mitigate the impact of the pandemic or other future large-scale adverse health event, and our ability to execute business continuity plans to address disruptions caused by the ongoing COVID-19 pandemic or future large-scale adverse health event;
•our ability to obtain funding for our operations necessary to complete further development, manufacturing and commercialization of our product candidates;
•our ability to obtain and maintain regulatory approval for any of our current or future product candidates;
•the period of time over which we anticipate our existing cash and cash equivalents, and marketable securities will be sufficient to fund our operating expenses and capital expenditure requirements
•our ability to identify and develop product candidates for treatment of additional disease indications;
•the potential attributes and benefits of our product candidates;
•the rate and degree of market acceptance and clinical utility for any product candidates we may develop;
•the pricing and reimbursement of our product candidates, if approved, including the possibility for reduced pricing of our products, once approved, if they are later subject to mandatory price negotiation with the Centers for Medicare and Medicaid Services under the Inflation Reduction Act of 2022 or other applicable laws;
•the effects of competition with respect to any of our current or future product candidates, as well as innovations by current and future competitors in our industry;
•the implementation of our strategic plans for our business, any product candidates we may develop and our TORPEDO® (Target ORiented ProtEin Degrader Optimizer) platform;
•the ability and willingness of our third-party strategic collaborators to continue research, development and manufacturing activities relating to our product candidates, including our ability to advance programs under our existing collaboration agreements with F. Hoffmann-La Roche Ltd. and Hoffmann-LaRoche Inc., or Roche, Biogen MA, Inc., or Biogen, and Calico Life Sciences LLC, or Calico, or other new collaboration agreements;
•the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates;
•estimates of our future expenses, revenues, capital requirements, and our needs for additional financing;
•future agreements with third parties in connection with the manufacturing and commercialization of our product candidates, if approved;
•the size and growth potential of the markets for our product candidates and our ability to serve those markets;
•our financial performance;
•regulatory developments in the United States and foreign countries;
•our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately;
•the success of competing therapies that are or may become available;
•our ability to attract and retain key scientific or management personnel;
•developments relating to our competitors and our industry; and
•other risks and uncertainties, including those listed under the caption—“Risk Factors” in our Annual Report on Form 10-K, for the year ended December 31, 2022.
These forward-looking statements are neither promises nor guarantees of future performance due to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those indicated by these forward-looking statements, including, without limitation the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under “Item 1A: Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K for the year ended December 31, 2022 and any other Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K that are incorporated herein by reference, and the section of any accompanying prospectus supplement entitled “Risk Factors.”
You should read this prospectus and the documents that we incorporate by reference in this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements in this prospectus and the documents incorporated by reference represent our views as of their respective dates. We anticipate that subsequent events and developments will cause our views to change.
However, while we may elect to update these forward-looking statements at some point in the future, we assume no obligation to update or revise any forward-looking statements except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the dates on which they were made.
This prospectus and the documents incorporated by reference also contain estimates, projections and other information concerning our industry, our business, and the markets for certain diseases, including data regarding the estimated size of those markets, and the incidence and prevalence of certain medical conditions. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources.

THE COMPANY
We are a clinical-stage biopharmaceutical company dedicated to advancing targeted protein degradation science to develop a new generation of small-molecule medicines to transform how disease is treated. Historically, the focus in our industry has been on discovering and developing small molecule medicines that inhibit the activity of disease-causing proteins. However, that approach has been limited to only those proteins where chemistry can be used to bind to active sites on the protein and effectively inhibit its activity, which accounts for less than 15% of the human proteome. Furthermore, for those targets where inhibitors have been approved, resistance mechanisms emerge that ultimately render inhibitor approaches ineffective over time. We leverage our proprietary technology platform, which we call TORPEDO, to efficiently design and optimize small-molecule medicines that harness the body’s natural protein recycling system to rapidly degrade disease-causing protein, offering the potential to overcome resistance mechanisms, target the 85% of the human proteome deemed undruggable, and improve patient outcomes. We are using our TORPEDO platform to advance multiple targeted oncology programs to the clinic while expanding the platform to deliver the next wave of medicines for difficult-to-treat diseases and ultimately improve treatment options for patients.
Our most advanced product candidate, CFT7455, is an orally bioavailable MonoDAC degrader of protein targets called IKZF1 and IKZF3, currently in clinical development for multiple myeloma, or MM, and non-Hodgkin lymphomas, or NHLs. We have selected IKZF1 and IZKF3 as our initial targets because they have a strong mechanistic rationale, a well-defined biology, and targeting them with a novel degrader may address a significant unmet need. In our preclinical studies, CFT7455 has demonstrated potent and selective protein degradation with favorable pharmacological properties. We initiated a first-in-human Phase 1/2 clinical trial for this product candidate in June 2021. In August 2021, the United States Food and Drug Administration, or FDA, granted orphan drug designation to CFT7455 for the treatment of MM. We presented initial clinical data from Arm A at the American Association for Cancer Research Annual Meeting in April 2022. These data showed that single agent CFT7455 resulted in deep and durable degradation of IKZF1/3, as quantified by mass spectrometry, and meaningful decreases in serum free light chain. Neutropenia, a known on-target toxicity associated with IKZF1/3 degraders, was dose-limiting at the 50 μg starting dose on a dosing schedule with a seven-day drug holiday over a 28-day cycle. As a result, the dosing schedule was modified to include a 14-day drug holiday over a 28-day cycle. We continue to enroll patients in the Phase 1 dose escalation portion of the ongoing Phase 1/2 clinical trial at the modified schedule.
Our next most advanced product candidate, CFT8634, is an orally bioavailable BiDAC degrader of a protein target called BRD9, currently in clinical development for synovial sarcoma and SMARCB1-null solid tumors. Historically, BRD9 has been considered an “undruggable” target due to the inability of bromodomain inhibitors to effectively treat cancers dependent on BRD9. Unlike BRD9 inhibition, BRD9 degradation has been shown to be efficacious in preclinical models of synovial sarcoma. In preclinical studies, CFT8634 has shown potent anti-tumor activity in synovial sarcoma cell lines but does not appear to affect normal cells. Further, CFT8634 has shown in vivo activity in synovial sarcoma xenograft models when dosed orally. In March 2022, the FDA granted orphan drug designation to CFT8634 for the treatment of soft tissue sarcoma. In May 2022, we initiated the first-in-human Phase 1/2 clinical trial of this product candidate. In January 2023, we shared initial PK and PD data from the initial dose escalation cohorts of the Phase 1/2 trial that demonstrate dose proportional exposure, strong oral bioavailability and deep BRD9 degradation. We continue to enroll patients in the Phase 1 dose escalation portion of the ongoing clinical trial.
We are also developing CFT1946, an orally bioavailable BiDAC degrader specifically to be potent and selective against BRAF V600 mutant targets to treat melanoma, non-small cell lung cancer, or NSCLC, colorectal cancer, or CRC, and other malignancies that harbor this mutation. In preclinical studies, CFT1946 is active in vivo and in vitro in models with BRAF V600E-driven disease and in models resistant to BRAF inhibitors. In January 2023, we initiated a first-in-human Phase 1/2 clinical trial of CFT1946 for the treatment of BRAF V600 mutant solid tumors including NSCLC, colorectal cancer and melanoma, and continue to enroll patients in the Phase 1 dose escalation portion of the trial.
Additionally, we are developing CFT8919, an orally bioavailable, allosteric, mutant-selective BiDAC degrader of epidermal growth factor receptor, or EGFR, with an L858R mutation in NSCLC. In preclinical studies, CFT8919 demonstrated equipotent activity against EGFR mutations resistant to EGFR inhibition, including L858R-C797S, L858R-T790M, and L858R-T790M-C797S compared to L858R single mutation in Ba/F3 cell models in vitro. We completed IND-enabling activities for this program in December 2022.
Beyond these initial product candidates, we are further diversifying our pipeline by developing new degraders against both clinically validated and currently undruggable targets for our own proprietary pipeline and for the pipeline we are developing in collaboration with Roche, Biogen and Calico. We have engineered degraders that have successfully achieved blood-brain barrier penetration in preclinical studies, which is a key step in developing medicines with the potential to treat brain metastases in oncology, as well as in therapeutic areas such neurodegenerative diseases. We also believe there are many other therapeutic areas and indications where leveraging our TORPEDO platform to develop novel degraders may be advantageous.
In addition to the programs identified above and our early-stage development collaborations with Roche, Biogen, and Calico, we are conducting exploratory research and development work on various other wholly owned assets.
Corporate History
We were incorporated under the laws of Delaware in October 2015. Our principal executive offices are located at 490 Arsenal Way, Suite 120, Watertown, MA 02472 and our telephone number is (617) 231-0700. Our website address is www.c4therapeutics.com. We do not incorporate the information on or accessible through our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website to be part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
We own or have rights to various trademarks, service marks and trade names that are used in connection with the operation of our business, including our company name, C4 Therapeutics, our logo, the name of our TORPEDO technology platform and the names of our BIDAC and MONODAC protein degrader product candidates. This prospectus may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, TM or SM symbols, but the omission of such references is not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable owner of these trademarks, service marks and trade names.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include research and development and clinical development costs to support the advancement of current or additional product candidates and the expansion of our research and development programs, working capital, capital expenditures and other general corporate purposes. We may temporarily invest the net proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities, or may hold such proceeds as cash, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

SECURITIES WE AND/OR SELLING STOCKHOLDERS MAY OFFER OR SELL
This prospectus contains summary descriptions of the securities we and/or selling stockholders may offer or sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities described herein, we will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered.
We may sell the securities to or through underwriters, dealers or agents, directly to purchasers or through a combination of any of these methods of sale or as otherwise set forth below under “Plan of Distribution.” We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Any prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

DESCRIPTION OF CAPITAL STOCK
The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our certificate of incorporation and bylaws, which are exhibits to the registration statement of which this prospectus forms a part, and by applicable law. The terms of our common stock and preferred stock may also be affected by Delaware law.
General
Our authorized capital stock consists of one hundred fifty million (150,000,000) shares of common stock, par value $0.0001 per share, and ten million (10,000,000) shares of undesignated preferred stock, par value $0.0001 per share.
Common Stock
The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights. Holders of our common stock are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock. Our common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.
In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock.
Our Common Stock is listed on The Nasdaq Global Select Market under the trading symbol “CCCC.”
The transfer agent and registrar for our Common Stock is Computershare Trust Company, N.A.
Preferred Stock
Our board of directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action. No shares of preferred stock are currently outstanding, and we have no present plan to issue any shares of preferred stock.
Options
As of December 31, 2022, options to purchase 6,993,052 shares of common stock at a weighted-average exercise price of $21.57 per share were outstanding under our 2015 Plan and our 2020 Plan.
Warrants
In June 2020, we issued a warrant to purchase 2,857,142 shares of our Series B preferred stock to our lender, Perceptive Credit Holdings III, LP, or Perceptive, at an exercise price of $1.05 per share. Upon the closing of our initial public offering, this warrant converted into a warrant to purchase 338,784 shares of our common stock on an as-converted basis at an exercise price of $8.86 per share. In May 2021, Perceptive exercised its warrant using the net exercise method. Under the net exercise method, Perceptive requested that the Company withhold the number of shares equivalent to the aggregate exercise price, or $3.0 million. As a result of the net exercise in May 2021, the Company issued Perceptive 256,038 shares of the its common stock.
Anti-Takeover Effects of Delaware Law and Certain Provisions of our Certificate of Incorporation and Amended and Restated By-laws
Our certificate of incorporation and by-laws include a number of provisions that may have the effect of delaying, deferring or preventing another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Classified Board
Our certificate of incorporation provides for the division of our board of directors into three classes serving staggered three-year terms, with one class being elected each year. Our certificate of incorporation also provides that directors may be removed only for cause and then only by the affirmative vote of the holders of two-thirds or more of the shares then entitled to vote at an election of directors. Furthermore, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum. The classification of directors, together with the limitations on removal of directors and treatment of vacancies, has the effect of making it more difficult for stockholders to change the composition of our board of directors.
No Written Consent of Stockholders
Our certificate of incorporation provides that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting and that stockholders may not take any action by written consent in lieu of a meeting. This limit may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our by-laws or removal of directors by our stockholders without holding a meeting of stockholders.
Meetings of Stockholders
Our certificate of incorporation and by-laws provide that only a majority of the members of our board of directors then in office may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our by-laws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.
Advance Notice Requirements
Our by-laws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our by-laws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.
Amendment to Certificate of Incorporation and By-laws
Any amendment of our certificate of incorporation must first be approved by a majority of our board of directors and, if required by law or our certificate of incorporation, must thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of the provisions relating to stockholder action, board composition, limitation of liability and the amendment of our by-laws and certificate of incorporation must be approved by not less than two-thirds of the outstanding shares entitled to vote on the amendment and not less than two-thirds of the outstanding shares of each class entitled to vote thereon as a class. Our by-laws may be amended by the affirmative vote of a majority of the directors then in office, subject to any limitations set forth in the by-laws; and may also be amended by the affirmative vote of at least two-thirds of the outstanding shares entitled to vote on the amendment or, if our board of directors recommends that the stockholders approve the amendment, by the affirmative vote of the majority of the outstanding shares entitled to vote on the amendment, in each case voting together as a single class.
Undesignated Preferred Stock
Our certificate of incorporation provides for 10,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

Delaware Anti-Takeover Statute
We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:
•before the stockholder became interested, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or
•at or after the time the stockholder became interested, the business combination was approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.
Section 203 defines a business combination to include:
•any merger or consolidation involving the corporation and the interested stockholder;
•any sale, transfer, lease, pledge, exchange, mortgage or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;
•subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and
•the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.
In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.
Choice of Forum
Our by-laws provide that, unless we consent in writing to the selection of an alternative form, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for state law claims for (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of a fiduciary duty or other wrongdoing by any of our directors, officers, employees or agents to us or our stockholders; (iii) any action asserting a claim arising out of or pursuant to any provision of the General Corporation Law of the State of Delaware or our certificate of incorporation or by-laws; and (iv) any action asserting a claim governed by the internal affairs doctrine; provided, however, that this choice of forum provision does not apply to any causes of action arising under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act of 1934, as amended. Our by-laws further provide that, unless we consent in writing to an alternative forum, the United States District Court for the District of Massachusetts will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. Our by-laws also provide that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to this choice of forum provision. We recognize that the forum selection clause in our by-laws may impose additional litigation costs on stockholders in pursuing any such claims, particularly if the stockholders do not reside in or near the State of Delaware or the Commonwealth of Massachusetts, as applicable. Additionally, the forum selection clause in our by-laws may limit our stockholders’ ability to bring a claim in a forum that they find favorable for disputes with us or our directors, officers or employees, which may discourage such lawsuits against us and our directors, officers and employees even though an action, if successful, might benefit our stockholders. The Court of Chancery of the State of Delaware or the United States District Court for the District of Massachusetts may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments may be more or less favorable to us than our stockholders.

DESCRIPTION OF DEBT SECURITIES
We may offer debt securities that may be senior or subordinated. We refer to senior debt securities and subordinated debt securities collectively as debt securities. Each series of debt securities may have different terms. The following description summarizes the general terms and provisions of the debt securities we might issue. We will describe the specific terms of the debt securities we offer for sale and the extent, if any, to which the general provisions summarized below apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered.
We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series, under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. Together, the senior indenture and the subordinated indenture are referred to as the indentures and, together, the senior trustee and the subordinated trustee are referred to as the trustees. This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information. As used in this prospectus, the term “debt securities” includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indentures.
General
The indentures:
•do not limit the amount of debt securities that we may issue;
•allow us to issue debt securities in one or more series;
•do not require us to issue all of the debt securities of a series at the same time; and
•allow us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series.
Unless otherwise provided in the applicable prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under “—Subordination” and in the applicable prospectus supplement.
Each indenture provides that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.
•The prospectus supplement for each offering will provide the following terms, where applicable:
•the title of the debt securities and whether they are senior or subordinated;
•any limit upon the aggregate principal amount of the debt securities of that series;
•the date or dates on which the principal of the debt securities of the series is payable;
•the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into another security of ours or the method by which any such portion shall be determined;
•the rate or rates at which the debt securities of the series shall bear interest or the manner of calculation of such rate or rates, if any;

•the date or dates from which interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates, the place(s) of payment, and the record date for the determination of holders to whom interest is payable on any such interest payment dates or the manner of determination of such record dates;
•the right, if any, to extend the interest payment periods and the duration of such extension;
•the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of the series may be redeemed, converted or exchanged, in whole or in part;
•our obligation, if any, to redeem or purchase debt securities of the series pursuant to any sinking fund, mandatory redemption, or analogous provisions (including payments made in cash in satisfaction of future sinking fund obligations) or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
•the form of the debt securities of the series including the form of the Certificate of Authentication for such series;
•if other than minimum denominations of one thousand U.S. dollars ($1,000) or any integral multiple of $1,000 thereof, the denominations in which the debt securities of the series shall be issuable;
•whether the debt securities of the series shall be issued in whole or in part in the form of a global debt security or global debt securities; the terms and conditions, if any, upon which such global debt security or global debt securities may be exchanged in whole or in part for other individual debt securities; and the depositary for such global debt security or global debt securities;
•whether the debt securities will be convertible into or exchangeable for common stock or other securities of ours or any other Person and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, and the applicable conversion or exchange period;
•any additional or alternative events of default to those set forth in the indenture;
•any additional or alternative covenants to those set forth in the indenture;
•the currency or currencies including composite currencies, in which payment of the principal of (and premium, if any) and interest, if any, on such debt securities shall be payable (if other than the currency of the United States of America), which unless otherwise specified shall be the currency of the United States of America as at the time of payment is legal tender for payment of public or private debts;
•if the principal of (and premium, if any), or interest, if any, on such debt securities is to be payable, at our election or at the election of any holder thereof, in a coin or currency other than that in which such debt securities are stated to be payable, then the period or periods within which, and the terms and conditions upon which, such election may be made;
•whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;
•the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;
•additional or alternative provisions, if any, related to defeasance and discharge of the offered debt securities than those set forth in the indenture;
•the applicability of any guarantees;
•any restrictions on transfer, sale or assignment of the debt securities of the series; and
•any other terms of the debt securities (which may supplement, modify or delete any provision of the indenture insofar as it applies to such series).
We may issue debt securities that provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as “original issue discount securities.”

We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.
Payment
Unless otherwise provided in the applicable prospectus supplement, the principal of, and any premium or make-whole amount, and interest on, any series of the debt securities will be payable by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.
All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium, or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period which we hold the funds.
Merger, Consolidation or Sale of Assets
The indentures provide that we may, without the consent of the holders of any outstanding debt securities, (i) consolidate with, (ii) sell, lease or convey all or substantially all of our assets to, or (iii) merge with or into, any other entity, provided that:
•either we are the continuing entity, or the successor entity, if other than us, assumes the obligations (a) to pay the principal of, and any premium, and interest on, all of the debt securities and (b) to duly perform and observe all of the covenants and conditions contained in the applicable indenture; and in the event the debt securities are convertible into or exchangeable for common stock or other securities of ours, such successor entity will, by such supplemental indenture, make provision so that the holders of debt securities of that series shall thereafter be entitled to receive upon conversion or exchange of such debt securities the number of securities or property to which a holder of the number of common stock or other securities of ours deliverable upon conversion or exchange of those debt securities would have been entitled had such conversion or exchange occurred immediately prior to such consolidation, merger, sale, conveyance, transfer or other disposition; and
•an officers’ certificate and legal opinion covering such conditions are delivered to each applicable trustee.
Events of Default, Notice and Waiver
Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:
•default in the payment of any installment of interest on any debt security of such series continuing for 90 days unless such date has been extended or deferred;
•default in the payment of principal of, or any premium on, any debt security of such series when due and payable unless such date has been extended or deferred;
•default in the performance or breach of any covenant or warranty in the debt securities or in the indenture by us continuing for 90 days after written notice described below;
•bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us; and
•any other event of default provided with respect to a particular series of debt securities.
If an event of default (other than an event of default described in the fourth bullet point above) occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of, and accrued interest on, all the debt securities of that series to be due and payable. If an event of default described in the fourth bullet point above occurs, the principal amount of, and accrued interest on, all the debt securities of that series will automatically become and will be immediately due and payable without any declaration or other act on the part of the trustee or the holders of the debt securities. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:
•we have deposited with the applicable trustee all required payments of the principal, any premium, interest and, to the extent permitted by law, interest on overdue installment of interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and

•all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium, have been cured or waived.
The indentures provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 90 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium, and interest on, such debt securities at the respective due dates thereof.
The indentures provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:
•is in conflict with any law or the applicable indenture;
•may involve the trustee in personal liability; or
•may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.
Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of our several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.
Modification of the Indentures
Subject to certain exceptions, the indentures may be amended with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of all series affected by such amendment (including consents obtained in connection with a tender offer or exchange for the debt securities of such series).
We and the applicable trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:
•to cure any ambiguity, defect, or inconsistency in the applicable indenture or in the Securities of any series;
•to comply with the covenant described above under “—Merger, Consolidation or Sale of Assets;”
•to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•to add events of default for the benefit of the holders of all or any series of debt securities;
•to add the covenants, restrictions, conditions or provisions relating to us for the benefit of the holders of all or any series of debt securities (and if such covenants, restrictions, conditions or provisions are to be for the benefit of less than all series of debt securities, stating that such covenants, restrictions, conditions or provisions are expressly being included solely for the benefit of such series), to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any right or power in the applicable indenture conferred upon us;
•to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of debt securities, as set forth in the applicable indenture;
•to make any change that does not adversely affect the rights of any holder of notes under the applicable indenture in any material respect;
•to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided in the applicable indenture, to establish the form of any certifications required to be furnished pursuant to the terms of the applicable indenture or any series of debt securities under the applicable indenture, or to add to the rights of the holders of any series of debt securities;
•to evidence and provide for the acceptance of appointment under the applicable indenture by a successor trustee or to appoint a separate trustee with respect to any series;

•to comply with any requirements of the SEC or any successor in connection with the qualification of the indenture under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act; or
•to conform the applicable indenture to this “—Description of Debt Securities” or any other similarly titled section in any prospectus supplement or other offering document relating to a series of debt securities.
Subordination
Payment by us of the principal of, premium, if any, and interest on any series of subordinated debt securities issued under the subordinated indenture will be subordinated to the extent set forth in an indenture supplemental to the subordinated indenture relating to such series.
Discharge, Defeasance and Covenant Defeasance
Unless otherwise provided in the applicable prospectus supplement, the indentures allow us to discharge our obligations to holders of any series of debt securities issued under any indenture when:
•either (i) all securities of such series have already been delivered to the applicable trustee for cancellation; or (ii) all securities of such series have not already been delivered to the applicable trustee for cancellation but (a) have become due and payable, (b) will become due and payable within one year, or (c) if redeemable at our option, are to be redeemed within one year, and we have irrevocably deposited with the applicable trustee, in trust, funds in such currency or currencies, or governmental obligations in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and any premium, and interest to the date of such deposit if such debt securities have become due and payable or, if they have not, to the stated maturity or redemption date; and
•we have paid or caused to be paid all other sums payable.
Unless otherwise provided in the applicable prospectus supplement, the indentures provide that, upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium or make-whole amount, and interest on, such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, the issuing company shall be released from its obligations with respect to such debt securities under the applicable indenture or, if provided in the applicable prospectus supplement, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities.
The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.
Conversion Rights
The terms and conditions, if any, upon which the debt securities are convertible into common stock or other securities of ours will be set forth in the applicable prospectus supplement. The terms will include whether the debt securities are convertible into shares of common stock or other securities of ours, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the issuing company’s option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion.
Governing Law
The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.
General
We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.
We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.
We will describe in the applicable prospectus supplement the terms of the series of warrants, including:
•the offering price and aggregate number of warrants offered;
•the currency for which the warrants may be purchased;
•if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;
•in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
•the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
•the terms of any rights to redeem or call the warrants;
•any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•the periods during which, and places at which, the warrants are exercisable;
•the manner of exercise;
•the dates on which the right to exercise the warrants will commence and expire;
•the manner in which the warrant agreement and warrants may be modified;
•federal income tax consequences of holding or exercising the warrants;
•the terms of the securities issuable upon exercise of the warrants; and
•any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF UNITS
We may issue units comprised of shares of common stock, shares of preferred stock, debt securities and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular prospectus supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to those units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.
Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:
•the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•any provisions of the governing unit agreement;
•the price or prices at which the units will be issued;
•the applicable United States federal income tax considerations relating to the units;
•any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•any other terms of the units and of the securities comprising the units.
The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant based on the composition of the unit and as may be updated in any applicable prospectus supplements.
Issuance in Series
We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of a particular series of units will be described in the applicable prospectus supplement.
Unit Agreements
We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.
The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement:
Modification without Consent
We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:
•to cure any ambiguity, including modifying any provisions of the governing unit agreement that differ from those described below;
•to correct or supplement any defective or inconsistent provision; or
•to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.
We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.
Modification with Consent
We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:
•impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or
•reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.
Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:
•If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or
•If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.
These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.
In each case, the required approval must be given by written consent.
Unit Agreements will not be Qualified Under Trust Indenture Act
No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.
Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default
The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.
The unit agreements will not include any restrictions on our ability to put liens on our assets, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.
Governing Law
The unit agreements and the units will be governed by Delaware law.
Form, Exchange and Transfer
We will issue each unit in global—i.e., book-entry—form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.
Each unit and all securities comprising the unit will be issued in the same form.
If we issue any units in registered, non-global form, the following will apply to them. The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or may request that their units be combined into fewer units of larger denominations, as long as the total amount of units held by a holder is not changed.
•Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.
•Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.
•If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.
Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.
Payments and Notices
In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION
We may sell the securities offered through this prospectus and any accompanying prospectus supplement, if required, in any of the following ways: (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any of these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices, either:
•on or through the facilities of The Nasdaq Global Select Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or
•to or through a market maker otherwise than on The Nasdaq Global Select Market or such other securities exchanges or quotation or trading services.
In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.
We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such an offering, we will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:
•the name of the agent or any underwriters;
•the public offering or purchase price;
•any discounts and commissions to be allowed or paid to the agent or underwriters;
•all other items constituting underwriting compensation;
•any discounts and commissions to be allowed or paid to dealers; and
•any exchanges on which the securities will be listed.
If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement, sales agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.
In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any such option, the terms of such option will be set forth in the prospectus supplement for such securities.
If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.
If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us. Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:
•the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and
•if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.
Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.
Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement. The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

LEGAL MATTERS
Certain legal matters in connection with this offering will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.
EXPERTS
The consolidated financial statements of C4 Therapeutics, Inc. and subsidiary as of December 31, 2022 and 2021, and for the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with SEC rules and regulations. We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. These documents also may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov). We also maintain a website at www.c4therpeutics.com. The information contained in or accessible from our website is not incorporated into this prospectus and you should not consider it. We have included our website address in this or any accompanying prospectus solely as an inactive textual reference.
We have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See “Description of Capital Stock.” We will furnish a full statement of the relative rights and preferences of each class or series of our stock which has been so designated and any restrictions on the ownership or transfer of our stock to any stockholder upon request and without charge. Written requests for such copies should be directed to C4 Therapeutics, Inc., 490 Arsenal Way., Suite 120, Watertown, Massachusetts 02472, telephone: (617) 231-0700. Information contained on our website is not incorporated by reference into this prospectus and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is considered to be a part of this prospectus, and the information that we file later with the SEC will automatically update and, where applicable, supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which have already been filed with the SEC (SEC File No. 001-39567), and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all filings made after the date of the filing of this registration statement, except as to any portions of any future report or document that is not deemed filed under such provisions until we sell all of the securities:
•our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 23, 2023;
•the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2021 from our definitive proxy statement on Schedule 14A (other than the information furnished rather than filed), which was filed with the SEC on April 29, 2022; and
•the description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-39567) as filed with the SEC on September 28, 2020, including any amendments or reports filed for the purpose of updating this description, including Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on February 23, 2023.
Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered with the prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address: C4 Therapeutics, Inc., 490 Arsenal Way, Suite 120, Watertown, Massachusetts 02472, telephone: (617) 231-0700.
You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.c4therapeutics.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.
Notwithstanding the foregoing, unless specifically stated to the contrary, information that we furnish (and that is not deemed “filed” with the SEC) under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference into this prospectus or the registration statement of which this prospectus is a part.
This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.
You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

Up to $400,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Units

PROSPECTUS
February 23, 2023
We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any securities in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED MARCH 22, 2022

PROSPECTUS SUPPLEMENT
Up to $200,000,000
Common Stock
We previously entered into a sales agreement, or the Sales Agreement, with Cowen and Company, LLC (which we refer to as “Cowen” or the “Sales Agent”), relating to shares of our common stock, par value $0.0001 per share, offered by this prospectus supplement and the accompanying prospectus. We originally filed a prospectus supplement, dated November 10, 2021, or the Prior Prospectus Supplement, for the offer and sale of shares of our common stock having an aggregate offering price of up to $200,000,000 from time to time through the Sales Agent, pursuant to the Sales Agreement under the shelf registration statement on Form S-3 (File No. 333-260972). Sales of the shares of common stock, if any, may be made on The Nasdaq Global Select Market at market prices and such other sales as agreed upon by us and the Sales Agent, as the case may be. As of the date of this prospectus, we have not issued or sold any shares of our common stock pursuant to the Sales Agreement and the Prior Prospectus Supplement. The common stock available to be sold under the Prior Prospectus as of the date of this prospectus will no longer be offered and sold under the Prior Prospectus, but will instead be offered and sold under this prospectus. Accordingly, this prospectus covers the offer and sale of $200,000,000 to be sold under the Sales Agreement as of the date of this prospectus.
Our common stock is listed on The Nasdaq Global Select Market under the symbol “CCCC”. On February 17, 2023 the closing price of our common stock, as reported on The Nasdaq Global Select Market, was $6.07 per share.
Sales of our common stock, if any, under this prospectus will be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. The Sales Agent is not required to sell any specific number or dollar amount of securities, but will use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with their normal trading and sales practices, on mutually agreed terms between the Sales Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
The Sales Agent will be entitled to compensation at a commission rate of up to 3.0% of the gross sales price of common stock sold under the Sales Agreement. See “Plan of Distribution” beginning on page S-13 for additional information regarding the compensation to be paid to the Sales Agent. In connection with the sale of the common stock on our behalf, the Sales Agent may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agent may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended, or the Exchange Act.
Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” on page S-6 of this prospectus and in the documents that are incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Cowen
Prospectus Supplement dated February 23, 2023

We are responsible for the information contained and incorporated by reference in this prospectus and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this documentation are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process.
To the extent the information contained in this prospectus differs or varies from the information contained in any document incorporated by reference herein that was filed with the SEC before the date of this prospectus, you should rely on the information set forth in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a subsequently filed document deemed incorporated by reference in this prospectus), the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the Sales Agent has not, authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus or contained in any permitted free writing prospectuses we have authorized for use in connection with this offering. We and the Sales Agent take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide.
The information contained in this prospectus and the documents incorporated by reference herein is accurate only as of their respective dates, regardless of the time of delivery of any such document or the time of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus in making your investment decision. You should read this prospectus, as well as the documents incorporated by reference herein, the additional information described under the section titled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus and any free writing prospectus that we have authorized for use in connection with this offering, before investing in our common stock.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
We own or have rights to various trademarks, service marks and trade names that are used in connection with the operation of our business, including our company name, C4 Therapeutics, our logo, the name of our TORPEDO technology platform and the names of our BIDAC and MONODAC protein degrader product candidates. This prospectus may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, TM or SM symbols, but the omission of such references is not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable owner of these trademarks, service marks and trade names.
This prospectus and the documents incorporated by reference herein also contain estimates, projections and other information concerning our industry, our business, and the markets for certain diseases, including data regarding the estimated size of those markets, and the incidence and prevalence of certain medical conditions. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources.
We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus and the offering of our common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

As used in this prospectus, unless the context otherwise requires, references to the “company,” “C4,” “we,” “us” and “our” refer to C4 Therapeutics, Inc. and, where appropriate, our wholly owned, consolidated subsidiaries.

PROSPECTUS SUMMARY
This summary highlights selected information about us and this offering and does not contain all of the information that you should consider before investing in our securities. Before investing in our common stock, you should carefully read the information contained and incorporated by reference in this prospectus, including the sections titled “Risk Factors” and the financial statements and accompanying notes.
Our Company
We are a clinical-stage biopharmaceutical company dedicated to advancing targeted protein degradation science to develop a new generation of small-molecule medicines to transform how disease is treated. Historically, the focus in our industry has been on discovering and developing small molecule medicines that inhibit the activity of disease-causing proteins. However, that approach has been limited to only those proteins where chemistry can be used to bind to active sites on the protein and effectively inhibit its activity, which accounts for less than 15% of the human proteome. Furthermore, for those targets where inhibitors have been approved, resistance mechanisms emerge that ultimately render inhibitor approaches ineffective over time. We leverage our proprietary technology platform, which we call TORPEDO, to efficiently design and optimize small-molecule medicines that harness the body’s natural protein recycling system to rapidly degrade disease-causing protein, offering the potential to overcome resistance mechanisms, target the 85% of the human proteome deemed undruggable, and improve patient outcomes. We are using our TORPEDO platform to advance multiple targeted oncology programs to the clinic while expanding the platform to deliver the next wave of medicines for difficult-to-treat diseases and ultimately improve treatment options for patients.
Our most advanced product candidate, CFT7455, is an orally bioavailable MonoDAC degrader of protein targets called IKZF1 and IKZF3, currently in clinical development for multiple myeloma, or MM, and non-Hodgkin lymphomas, or NHLs. We have selected IKZF1 and IZKF3 as our initial targets because they have a strong mechanistic rationale, a well-defined biology, and targeting them with a novel degrader may address a significant unmet need. In our preclinical studies, CFT7455 has demonstrated potent and selective protein degradation with favorable pharmacological properties. We initiated a first-in-human Phase 1/2 clinical trial for this product candidate in June 2021. In August 2021, the United States Food and Drug Administration, or FDA, granted orphan drug designation to CFT7455 for the treatment of MM. We presented initial clinical data from Arm A at the American Association for Cancer Research Annual Meeting in April 2022. These data showed that single agent CFT7455 resulted in deep and durable degradation of IKZF1/3, as quantified by mass spectrometry, and meaningful decreases in serum free light chain. Neutropenia, a known on-target toxicity associated with IKZF1/3 degraders, was dose-limiting at the 50 μg starting dose on a dosing schedule with a seven-day drug holiday over a 28-day cycle. As a result, the dosing schedule was modified to include a 14-day drug holiday over a 28-day cycle. We continue to enroll patients in the Phase 1 dose escalation portion of the ongoing Phase 1/2 clinical trial at the modified schedule.
Our next most advanced product candidate, CFT8634, is an orally bioavailable BiDAC degrader of a protein target called BRD9, currently in clinical development for synovial sarcoma and SMARCB1-null solid tumors. Historically, BRD9 has been considered an “undruggable” target due to the inability of bromodomain inhibitors to effectively treat cancers dependent on BRD9. Unlike BRD9 inhibition, BRD9 degradation has been shown to be efficacious in preclinical models of synovial sarcoma. In preclinical studies, CFT8634 has shown potent anti-tumor activity in synovial sarcoma cell lines but does not appear to affect normal cells. Further, CFT8634 has shown in vivo activity in synovial sarcoma xenograft models when dosed orally. In March 2022, the FDA granted orphan drug designation to CFT8634 for the treatment of soft tissue sarcoma. In May 2022, we initiated the first-in-human Phase 1/2 clinical trial of this product candidate. In January 2023, we shared initial PK and PD data from the initial dose escalation cohorts of the Phase 1/2 trial that demonstrate dose proportional exposure, strong oral bioavailability and deep BRD9 degradation. We continue to enroll patients in the Phase 1 dose escalation portion of the ongoing clinical trial.
We are also developing CFT1946, an orally bioavailable BiDAC degrader specifically to be potent and selective against BRAF V600 mutant targets to treat melanoma, non-small cell lung cancer, or NSCLC, colorectal cancer, or CRC, and other malignancies that harbor this mutation. In preclinical studies, CFT1946 is active in vivo and in vitro in models with BRAF V600E-driven disease and in models resistant to BRAF inhibitors. In January 2023, we initiated a first-in-human Phase 1/2 clinical trial of CFT1946 for the treatment of BRAF V600 mutant solid tumors including NSCLC, colorectal cancer and melanoma, and continue to enroll patients in the Phase 1 dose escalation portion of the trial.
Additionally, we are developing CFT8919, an orally bioavailable, allosteric, mutant-selective BiDAC degrader of epidermal growth factor receptor, or EGFR, with an L858R mutation in NSCLC. In preclinical studies, CFT8919 demonstrated equipotent activity against EGFR mutations resistant to EGFR inhibition, including L858R-C797S, L858R-T790M, and L858R-T790M-C797S compared to L858R single mutation in Ba/F3 cell models in vitro. We completed IND-enabling activities for this program in December 2022.

Beyond these initial product candidates, we are further diversifying our pipeline by developing new degraders against both clinically validated and currently undruggable targets for our own proprietary pipeline and for the pipeline we are developing in collaboration with Roche, Biogen and Calico. We have engineered degraders that have successfully achieved blood-brain barrier penetration in preclinical studies, which is a key step in developing medicines with the potential to treat brain metastases in oncology, as well as in therapeutic areas such neurodegenerative diseases. We also believe there are many other therapeutic areas and indications where leveraging our TORPEDO platform to develop novel degraders may be advantageous.
In addition to the programs identified above and our early-stage development collaborations with Roche, Biogen, and Calico, we are conducting exploratory research and development work on various other wholly owned assets.
Corporate Information
We were incorporated under the laws of Delaware in October 2015 under the laws of the State of Delaware. Our principal executive offices are located at 490 Arsenal Way, Suite 120, Watertown, MA 02472 and our telephone number is (617) 231-0700. Our website address is www.c4therapeutics.com. We have one wholly owned subsidiary, C4T Securities Corporation, a Massachusetts corporation. Our website address is www.c4therapeutics.com. Information contained on our website is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus or the registration statement of which it forms a part.
Implications of Being a Smaller Reporting Company
As of the end of our fiscal year ended December 31, 2022, we qualified as a “non-accelerated filer” as defined in the Securities Exchange Act of 1934, as amended, or the Exchange Act and as a “smaller reporting company.” As a smaller reporting company, we are allowed reduced disclosure and other requirements that are otherwise generally applicable to large accelerated filers. These reduced requirements include:
•two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;
•reduced disclosure about our executive compensation arrangements;
•exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting; and
•delayed adoption of certain accounting pronouncements.
We may take advantage of these and other scaled disclosures available to smaller reporting companies until the fiscal year following the determination that we no longer qualify as a “smaller reporting company.” A company will qualify as a “smaller reporting company,” if, as of the last day of the company's second fiscal quarter, it has (1) a public float of less than $250 million or (2) less than $100 million in annual revenues and either (i) no public float or (ii) public float of less than $700 million.

THE OFFERING

Common stock offered by us:	Shares of our common stock having an aggregate offering price of up to $200,000,000.
Common stock to be outstanding immediately after this offering:
Up to 81,915,145 shares (as more fully described in the notes following this table), assuming sales of 32,948,929 shares of our common stock in this offering at an offering price of $6.07 per share, which was the last reported sale price of our common stock on The Nasdaq Global Select Market on February 17, 2023. The actual number of shares issued will vary depending on how many shares of our common stock we choose to sell and the prices at which such sales occur.

Plan of Distribution:
“At the market offering” that may be made from time to time on The Nasdaq Global Select Market or other existing trading market for our common stock through our sales agent Cowen and Company LLC. See “Plan of Distribution” on page 13 of this prospectus.

Use of Proceeds:
Our management will retain broad discretion regarding the allocation and use of the net proceeds. We currently intend to use the net proceeds from this offering, together with our existing cash, cash equivalents and marketable securities, to fund research and clinical development of current or additional pipeline candidates, and the remainder for working capital and other general corporate purposes. See “Use of Proceeds” on page 10 of this prospectus.

Risk Factors:
Investing in our common stock involves significant risks. See “Risk Factors” on page 5 of this prospectus and under similar headings in the documents incorporated by reference into this prospectus for a discussion of the factors you should carefully consider before deciding to invest in our common stock.

Nasdaq Global Select Market symbol:	“CCCC”
All information in this prospectus related to the number of shares of our common stock to be outstanding immediately after this offering is based on 48,966,216 shares of our common stock outstanding as of December 31, 2022. The number of shares outstanding as of December 31, 2022 as used throughout this prospectus, unless otherwise indicated, excludes:
•6,993,052 shares of common stock issuable upon the exercise of stock options outstanding as of December 31, 2022 under our 2015 Stock Option and Grant Plan, or the 2015 Plan, and under our 2020 Stock Option and Incentive Plan, or the 2020 Plan, at a weighted-average exercise price of $21.57 per share;
•3,979,299 shares of common stock reserved for future issuance as of December 31, 2022 under our 2020 Plan; and
•1,317,251 shares of common stock reserved for future issuance as of December 31, 2022 under our 2020 Employee Stock Purchase Plan.
Unless otherwise stated, all information contained in this prospectus assumes no exercise of stock options after December 31, 2022 and reflects an assumed public offering minimum price of $6.07, which was the last reported sale price of our common stock on The Nasdaq Global Select Market on February 17, 2023.

RISK FACTORS
Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below and in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as well as any amendments thereto reflected in subsequent filings with the SEC, each of which are incorporated by reference in this prospectus, and all of the other information in this prospectus, including our financial statements and related notes incorporated by reference herein. If any of these risks is realized, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that event, the trading price of our common stock could decline and you could lose part or all of your investment. Additional risks and uncertainties that are not yet identified or that we currently believe to be immaterial may also materially harm our business, financial condition, results of operations and prospects and could result in a complete loss of your investment.
Risks Related to This Offering
We have broad discretion in the use of the net proceeds from this offering and may invest or spend the proceeds in ways with which you do not agree and in ways that may not yield a return on your investment.
Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” as well as our existing cash, and you will be relying on the judgment of our management regarding such application. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used effectively. Our management might not apply the net proceeds or our existing cash in ways that ultimately increase the value of your investment. If we do not invest or apply the net proceeds from this offering or our existing cash in ways that enhance stockholder value, we may fail to achieve expected results, which could cause our stock price to decline. Pending their use, we may invest the net proceeds from this offering in short-term U.S. Treasury securities with insignificant rates of return. These investments may not yield a favorable return to our stockholders.
If you purchase our common stock in this offering, you will incur immediate and substantial dilution in the net tangible book value of your shares.
The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior at the time of sale. Assuming that an aggregate of 32,948,929 shares of our common stock are sold at a minimum price of $6.07 per share, which was the last reported sale price of our common stock on The Nasdaq Global Select Market on February 17, 2023, for aggregate gross proceeds of $200.0 million, after deducting commissions and estimated offering expenses payable by us, investors in this offering would experience immediate dilution of $0.17 per share, representing the difference between our as adjusted net tangible book value per share as of December 31, 2022 of $5.91, after giving effect to this offering, and the assumed offering price.
This dilution is due to the substantially lower price paid by some of our investors who purchased shares prior to this offering as compared to the price offered to the public in this offering and the exercise of stock options granted to our employees, directors and consultants. In addition, we have a significant number of stock options outstanding. The exercise of any of these outstanding options would result in further dilution. As a result of the dilution to investors purchasing shares in this offering, investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of our liquidation. Further, because we expect we will need to raise additional capital to fund our future activities, we may in the future sell substantial amounts of common stock or securities convertible into or exchangeable for common stock.
Future issuances of common stock or common stock-related securities, together with the exercise of outstanding stock options, if any, may result in further dilution. For a further description of the dilution that you will experience immediately after this offering, see the section titled “Dilution.”
Future sales and issuances of our common stock or rights to purchase common stock, including pursuant to our equity incentive plans, could result in additional dilution of the percentage ownership of our stockholders and could cause our stock price to fall.
Additional capital will be needed in the future to continue our planned operations. To the extent we issue additional equity securities to raise capital or pursuant to our equity incentive plans or other contractual obligations, our stockholders may experience substantial dilution. We may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell or issue common stock, convertible securities or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. These sales may also result in material dilution to our existing stockholders, and new investors could gain rights superior to our existing stockholders.

In addition, sales of a substantial number of shares of our outstanding common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares of common stock intend to sell shares, could reduce the market price of our common stock. Persons who were our stockholders prior to our initial public offering continue to hold a substantial number of shares of our common stock that many of them are now able to sell in the public market. Significant portions of these shares are held by a relatively small number of stockholders. Sales by our stockholders of a substantial number of shares, or the expectation that such sales may occur, could significantly reduce the market price of our common stock.
The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a transaction proposal to any Sales Agent at any time throughout the term of the Sales Agreement. The number of shares that are sold by any such Sales Agent after delivering a transaction proposal will fluctuate based on the market price of our common stock during the sales period and limits we set with such Sales Agent. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.
The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any related free writing prospectus and the documents that we incorporate by reference herein or therein contain forward-looking statements within the meaning of Section 27A of the Securities Act, as amended, or Securities Act, and Section 21E of the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “may,” “will,” “could,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “continue,” and similar expressions, or the negative of these terms, or similar expressions. Accordingly, these statements involve estimates, assumptions, risks and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus and the information incorporated by reference in this prospectus, and in particular those factors referenced in the section “Risk Factors.”
This prospectus contains forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, express or implied statements about:
•the initiation, timing, progress, results, safety and efficacy, and cost of our research and development programs and our current and future preclinical studies and clinical trials, including statements regarding the timing of initiation and completion of studies or trials, the period during which the results of the trials will become available, and our research and development programs;
•the ultimate impact of the ongoing coronavirus, or COVID-19, pandemic, or any other health epidemic, on our business, manufacturing, clinical trials, research programs, supply chain, regulatory review, healthcare systems or the global economy as a whole;
•risks related to the direct or indirect impact of the ongoing COVID-19 pandemic or any future large-scale adverse health event, such as the scope and duration of the pandemic, government actions and restrictive measures implemented in response, material delays in diagnoses, initiation or continuation of treatment for diseases that may be addressed by our development candidates and investigational medicines, or in patient enrollment in clinical trials, potential clinical trials, regulatory review or supply chain disruptions, and other potential impacts to our business, the effectiveness or timeliness of steps taken by us to mitigate the impact of the pandemic or other future large-scale adverse health event, and our ability to execute business continuity plans to address disruptions caused by the ongoing COVID-19 pandemic or future large-scale adverse health event;
•our ability to obtain funding for our operations necessary to complete further development, manufacturing and commercialization of our product candidates;
•our ability to obtain and maintain regulatory approval for any of our current or future product candidates;
•the period of time over which we anticipate our existing cash and cash equivalents, and marketable securities will be sufficient to fund our operating expenses and capital expenditure requirements
•our ability to identify and develop product candidates for treatment of additional disease indications;
•the potential attributes and benefits of our product candidates;
•the rate and degree of market acceptance and clinical utility for any product candidates we may develop;
•the pricing and reimbursement of our product candidates, if approved, including the possibility for reduced pricing of our products, once approved, if they are later subject to mandatory price negotiation with the Centers for Medicare and Medicaid Services under the Inflation Reduction Act of 2022 or other applicable laws;
•the effects of competition with respect to any of our current or future product candidates, as well as innovations by current and future competitors in our industry;
•the implementation of our strategic plans for our business, any product candidates we may develop and our TORPEDO® (Target ORiented ProtEin Degrader Optimizer) platform;
•the ability and willingness of our third-party strategic collaborators to continue research, development and manufacturing activities relating to our product candidates, including our ability to advance programs under our existing collaboration agreements with F. Hoffmann-La Roche Ltd. and Hoffmann-LaRoche Inc., or Roche, Biogen MA, Inc., or Biogen, and Calico Life Sciences LLC, or Calico, or other new collaboration agreements;
•the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates;
•estimates of our future expenses, revenues, capital requirements, and our needs for additional financing;
•future agreements with third parties in connection with the manufacturing and commercialization of our product candidates, if approved;
•the size and growth potential of the markets for our product candidates and our ability to serve those markets;
•our financial performance;
•regulatory developments in the United States and foreign countries;
•our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately;
•the success of competing therapies that are or may become available;
•our ability to attract and retain key scientific or management personnel;
•developments relating to our competitors and our industry; and
•other risks and uncertainties, including those listed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022.
These forward-looking statements are neither promises nor guarantees of future performance due to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those indicated by these forward-looking statements, including, without limitation the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under “Item 1A: Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K for the year ended December 31, 2022 and any other Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K that are incorporated herein by reference, and the section of any accompanying prospectus supplement entitled “Risk Factors.”
You should read this prospectus and the documents that we incorporate by reference in this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements in this prospectus and the documents incorporated by reference represent our views as of their respective dates. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we assume no obligation to update or revise any forward-looking statements except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the dates on which they were made.
This prospectus and the documents incorporated by reference also contain estimates, projections and other information concerning our industry, our business, and the markets for certain diseases, including data regarding the estimated size of those markets, and the incidence and prevalence of certain medical conditions. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources.

USE OF PROCEEDS
We may issue and sell shares of our common stock having aggregate sales proceeds of up to $200.0 million from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize our sales agreement with Cowen and Company, LLC as a source of financing.
We currently intend to use potential proceeds from this offering, together with our existing cash and cash equivalents, to fund research and development and clinical development costs to support the advancement of current or additional product candidates and the expansion of our research and development programs, working capital, capital expenditures and general corporate purposes. The expected use of the net proceeds from this offering, if any, represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors” in this prospectus and in the documents incorporated by reference herein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the uses described above, we plan to invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.
DIVIDEND POLICY
We have never declared or paid cash dividends on our capital stock. We intend to retain all of our future earnings, if any, to finance the growth and development of our business. We do not intend to pay cash dividends to our stockholders in the foreseeable future.

DILUTION
If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our common stock in this offering and the as adjusted net tangible book value per share of our common stock immediately after this offering. Our net tangible book value as of December 31, 2022 was approximately $289.2 million, or approximately $5.91 per share of common stock. Net tangible book value per share represents the amount of total tangible assets (total assets less intangible assets) less total liabilities, divided by the number of shares of our common stock outstanding as of December 31, 2022.
Dilution in net tangible book value per share to new investors participating in this offering represents the difference between the amount per share paid by purchasers in this offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering. After giving effect to the assumed sale of 32,948,929 shares of our common stock in the aggregate amount of approximately $200.0 million at a minimum offering price of $6.07 per share, which the last reported sale price of our common stock on February 17, 2023, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2022 would have been approximately $483.2 million, or approximately $5.90 per share of common stock. This represents an immediate decrease in net tangible book value of $0.01 per share of common stock to our existing stockholders and immediate dilution in net tangible book value of $0.17 per share of common stock to investors participating in this offering at the assumed offering price.
Dilution per share to new investors is determined by subtracting as adjusted net tangible book value per share after this offering from the assumed public offering price per share paid by new investors. The following table illustrates this per share dilution:

Assumed offering price per share		$6.07
Historical net tangible book value per share as of December 31, 2022	5.91
Decrease in net tangible book value per share attributable to new investors participating in this offering	(0.01)
As adjusted net tangible book value per share as of December 31, 2022, after giving effect to this offering		5.90
Dilution per share to new investors participating in this offering		$0.17
The table above assumes for illustrative purposes that an aggregate of 32,948,929 shares of our common stock are sold at a price of $6.07 per share, the last reported sale price of our common stock on The Nasdaq Global Select Market on February 17, 2023, for aggregate gross proceeds of approximately $200.0 million. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $6.07 per share shown in the table above, assuming all of our common stock in the aggregate amount of approximately $200.0 million is sold at that price, would result in an increase to our as adjusted net tangible book value per share after the offering to be $6.25 and an increase in dilution per share to new investors participating in this offering to $0.82, after deducting commissions and estimated offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $6.07 per share shown in the table above, assuming all of our common stock in the aggregate amount of approximately $200.0 million is sold at that price, would result in a decrease to our as adjusted net tangible book value per share after the offering to be $5.47 and a decrease in dilution per share to new investors participating in this offering to $0.40, after deducting commissions and estimated offering expenses payable by us. This information is supplied for illustrative purposes only, and will adjust based on the actual offering prices, the actual number of shares that we offer and sell in this offering and other terms of each sale of shares in this offering.
The information above and in the foregoing table is based upon 48,966,216 shares of our common stock outstanding as of December 31, 2022. The information above and in the foregoing table excludes:
•6,993,052 shares of common stock issuable upon the exercise of stock options outstanding as of December 31, 2022 under our 2015 Stock Option and Grant Plan, or the 2015 Plan, and under our 2020 Stock Option and Incentive Plan, or the 2020 Plan, at a weighted-average exercise price of $21.57 per share;
•3,979,299 shares of common stock reserved for future issuance as of December 31, 2022 under our 2020 Plan; and
•1,317,251 shares of common stock reserved for future issuance as of December 31, 2022 under our 2020 Employee Stock Purchase Plan.

In addition, we may choose to raise additional capital in the future through the sale of equity or convertible debt securities due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that any of our outstanding options are exercised, new options are issued under our equity incentive plans or we issue additional shares of common stock or other equity or convertible debt securities in the future, there will be further dilution to investors participating in this offering.

PLAN OF DISTRIBUTION
We previously entered into a Sales Agreement with Cowen, under which we may issue and sell from time to time up to $200,000,000 of our common stock through or to Cowen as our sales agent or principal. We originally filed a prospectus supplement, dated November 10, 2021, or the Prior Prospectus Supplement, for the offer and sale of shares of our common stock having an aggregate offering price of up to $200,000,000 from time to time through the Sales Agent, pursuant to the Sales Agreement under the shelf registration statement on Form S-3 (File No. 333-260972). As of the date of this prospectus, we have not issued or sold any shares of our common stock pursuant to the Sales Agreement and the Prior Prospectus Supplement. The common stock available to be sold under the Prior Prospectus as of the date of this prospectus will no longer be offered and sold under the Prior Prospectus, but will instead be offered and sold under this prospectus. Accordingly, this prospectus covers the offer and sale of $200,000,000 to be sold under the Sales Agreement as of the date of this prospectus.
Cowen will offer our common stock subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and Cowen. We will designate the maximum amount of common stock to be sold through Cowen on a daily basis or otherwise determine such maximum amount together with Cowen. Subject to the terms and conditions of the Sales Agreement, Cowen will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct Cowen not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. Cowen or we may suspend the offering of our common stock being made through Cowen under the Sales Agreement upon proper notice to the other party. Cowen and we each have the right, by giving written notice as specified in the Sales Agreement, to terminate the Sales Agreement in each party’s sole discretion at any time.
The aggregate compensation payable to Cowen as Sales Agent will be an amount up to 3.0% of the gross sales price of the shares sold through it pursuant to the Sales Agreement. We have also agreed to reimburse Cowen up to $50,000 of Cowen’s actual outside legal expenses incurred by Cowen in connection with this offering. We estimate that the total expenses of the offering payable by us, excluding commissions payable to Cowen under the Sales Agreement, will be approximately $500,000.
The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.
Cowen will provide written confirmation to us following the close of trading on the Nasdaq Global Select Market on each day in which common stock is sold through it as Sales Agent under the Sales Agreement. Each confirmation will include the number of shares of common stock sold through it as Sales Agent on that day, the volume weighted average price of the shares sold, the percentage of the daily trading volume and the net proceeds to us.
We will report at least quarterly the number of shares of common stock sold through Cowen under the Sales Agreement, the net proceeds to us and the compensation paid by us to Cowen in connection with the sales of common stock.
Settlement for sales of common stock will occur, unless the parties agree otherwise, on the second business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
In connection with the sales of our common stock on our behalf, Cowen will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Cowen will be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to Cowen against certain liabilities, including liabilities under the Securities Act. As Sales Agent, Cowen will not engage in any transactions that stabilizes our common stock.
Our common stock is listed on the Nasdaq Global Select Market and trades under the symbol “CCCC.” The transfer agent of our common stock is Computershare Trust Company, N.A.
Cowen and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees.

LEGAL MATTERS
The validity of the shares of common stock to be offered by this prospectus will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. Cowen and Company, LLC is being represented in connection with this offering by Cooley, LLP, New York, New York.
EXPERTS
The consolidated financial statements of C4 Therapeutics, Inc. and subsidiary as of December 31, 2022 and 2021, and for the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC. This prospectus, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC.
We are subject to the reporting and information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents also may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov). Written requests for such copies should be directed to C4 Therapeutics, Inc., 490 Arsenal Way, Suite 120, Watertown, Massachusetts 02472; telephone: (617) 231-0700 and our website is located at www.c4therapeutics.com. We do not incorporate the information on or accessible through our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website to be part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
We have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See “Description of Capital Stock” in the accompanying base prospectus. We will furnish a full statement of the relative rights and preferences of each class or series of our stock which has been so designated and any restrictions on the ownership or transfer of our stock to any shareholder upon request and without charge.

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is considered to be a part of this prospectus, and the information that we file later with the SEC will automatically update and, where applicable, supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which have already been filed with the SEC (SEC File No. 001-39567), and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all filings made after the date of the filing of this registration statement, except as to any portions of any future report or document that is not deemed filed under such provisions until we sell all of the securities:
•our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 23, 2023;
•the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2021 from our definitive proxy statement on Schedule 14A (other than the information furnished rather than filed), which was filed with the SEC on April 29, 2022; and
•the description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-39567) as filed with the SEC on September 28, 2020, including any amendments or reports filed for the purpose of updating this description, including Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on February 23, 2023.
Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered with the prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address: C4 Therapeutics, Inc., 490 Arsenal Way, Suite 120, Watertown, Massachusetts 02472, telephone: (617) 231-0700.
You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.c4therapeutics.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.
Notwithstanding the foregoing, unless specifically stated to the contrary, information that we furnish (and that is not deemed “filed” with the SEC) under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference into this prospectus or the registration statement of which this prospectus is a part.
This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.
You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.
Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other document that is subsequently filed with the SEC and incorporated by reference into this prospectus, modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus, except as so modified or superseded. Since information that we later file with the SEC will update and supersede previously incorporated information, you should look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents previously incorporated by reference have been modified or superseded.

Up to $200,000,000
Common Stock

PROSPECTUS SUPPLEMENT
Cowen
February 23, 2023

Part II—INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The expenses payable by C4 Therapeutics, Inc., or the Registrant, in connection with the issuance and distribution of the securities being registered (other than underwriting discounts and commissions, if any) are set forth below. Each item listed is estimated, except for the Securities and Exchange Commission, or the SEC, registration fee.

Securities and Exchange Commission registration fee	$22,040	(1)
FINRA filing fee	225,500
Legal fees and expenses	*
Accounting fees and expenses	*
Printing fees and expenses	*
Transfer agent and trustee fees	*
Miscellaneous	*
Total	$247,540

*	These fees and expenses depend on the securities offered and the number of issuances and accordingly cannot be estimated at this time.
(1)	The Registrant previously paid a fee of $18,540 related to $200,000,000 of the registrant’s common stock pursuant to the Prior Prospectus. Of such shares of common stock, $200,000,000 remain unsold, and the registration fee in the amount of $18,540 related thereto is applied to the registrant’s total registration fee hereunder.
Item 15. Indemnification of Directors and Officers
Section 145 of the Delaware General Corporation Law, or DGCL, authorizes a corporation to indemnify its directors and officers against liabilities arising out of actions, suits and proceedings to which they are made or threatened to be made a party by reason of the fact that they have served or are currently serving as a director or officer to a corporation. The indemnity may cover expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any such action, suit or proceeding. Section 145 permits corporations to pay expenses (including attorneys’ fees) incurred by directors and officers in advance of the final disposition of such action, suit or proceeding. In addition, Section 145 provides that a corporation has the power to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them and incurred by them in their capacity as a director or officer, or arising out of their status as such, whether or not the corporation would have the power to indemnify the director or officer against such liability under Section 145.
We have adopted provisions in our fourth certificate of incorporation and amended and restated by-laws that limit or eliminate the personal liability of our directors to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:
•any breach of the director’s duty of loyalty to us or our stockholders;
•any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•any unlawful payments related to dividends or unlawful stock purchases, redemptions or other distributions; or
•any transaction from which the director derived an improper personal benefit.
These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.
In addition, the by-laws provide that:
•we will indemnify our directors, officers and, in the discretion of our board of directors, certain employees to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended; and
•we will advance reasonable expenses, including attorneys’ fees, to our directors and, in the discretion of our board of directors, to our officers and certain employees, in connection with legal proceedings relating to their service for or on behalf of us, subject to limited exceptions.
We have entered into indemnification agreements with each of our directors and our executive officers. These agreements provide that we will indemnify each of our directors, our executive officers and, at times, their affiliates to the fullest extent permitted by Delaware law. We will advance expenses, including attorneys’ fees (but excluding judgments, fines and settlement amounts), to each indemnified director, executive officer or affiliate in connection with any proceeding in which indemnification is available and we will indemnify our directors and officers for any action or proceeding arising out of that person’s services as a director or officer brought on behalf of us or in furtherance of our rights. Additionally, certain of our directors or officers may have certain rights to indemnification, advancement of expenses or insurance provided by their affiliates or other third parties, which indemnification relates to and might apply to the same proceedings arising out of such director’s or officer’s services as a director referenced herein. Nonetheless, we have agreed in the indemnification agreements that our obligations to those same directors or officers are primary and any obligation of such affiliates or other third parties to advance expenses or to provide indemnification for the expenses or liabilities incurred by those directors are secondary.
We also maintain general liability insurance which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act of 1933, as amended, or the Securities Act.

Item 16. Exhibits and Financial Statement Schedules.
(a) Exhibits

Exhibit No.	Description	Form	File No.	Date of Filing	Exhibit No.

1.1**	Form of Underwriting Agreement

1.2	Sales Agreement, dated as of November 10, 2021 between the Registrant and Cowen and Company, LLC	S-3ASR	333-260972	11/10/2021	1.2

3.1	Fifth Amended and Restated Certificate of Incorporation of the Registrant, currently in effect	8-K	001-39567	10/06/2020	3.1

3.2	Second Amended and Restated Bylaws of the Registrant	S-1	333-248719	09/10/2020	3.5

4.1	Amended and Restated Investors’ Rights Agreement among the Registrant, its warrant holder and certain of its stockholders, dated June 5, 2020	S-1	333-248719	09/10/2020	4.1

4.3	Form of Specimen Common Stock Certificate	S-1/A	333-248719	09/28/2020	4.3

4.4	Form of Senior Indenture between Registrant and one or more trustees to be named	S-3ASR	333-260972	11/10/2021	4.4

4.5	Form of Subordinated Indenture between Registrant and one or more trustees to be named	S-3ASR	333-260972	11/10/2021	4.5

4.6**	Form of Certificate of Designations

4.7**	Form of Warrant Agreements

4.8**	Form of Unit Agreement and Unit Certificate

4.9**	Form of Preferred Stock Certificate

5.1	Opinion of Goodwin Procter LLP	POSASR	333-260972	02/23/2023	5.1

5.2	Opinion of Goodwin Procter LLP relating to the sales agreement prospectus	S-3ASR	333-260972	11/10/2021	5.2

23.1*	Consent of KPMG LLP, independent registered public accounting firm

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1 hereto)	POSASR	333-260972	02/23/2023	5.1

23.3	Consent of Goodwin Procter LLP (included in Exhibit 5.2 hereto)	S-3ASR	333-260972	11/10/2021	5.2

24.1*	Power of Attorney (included on signature pages hereto)

25.1***	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939

25.2***	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939

107	Filing Fee Table	S-3ASR	333-260972	02/23/2023	107

*	Filed herewith.
**	To be filed, if necessary, by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in this registration statement, including a Current Report on Form 8-K.
***	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17. Undertakings
The undersigned registrant hereby undertakes:
1.To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
a.To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
b.To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
c.To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(a), (l)(b) and (1)(c) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;
2.That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
3.To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
4.That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
a.Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
b.Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;
5.That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
a.Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
b.Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

c.The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
d.Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;
6.That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
7.Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue;
8.To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Watertown, Massachusetts, on the 23rd day of February, 2023.

C4 THERAPEUTICS, INC.

By:	/s/ Andrew J. Hirsch
Name:	Andrew J. Hirsch.
Title:	President and Chief Executive Officer
SIGNATURES AND POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andrew J. Hirsch. and Jolie M. Siegel, and each of them, either of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Andrew J. Hirsch	President, Chief Executive Officer, and Director	February 23, 2023
Andrew J. Hirsch	(Principal Executive Officer)

/s/ Lauren A. White	Chief Financial Officer and Treasurer	February 23, 2023
Lauren A. White	(Principal Financial and Principal Accounting Officer)

/s/ Bruce Downey	Chairman and Director	February 23, 2023
Bruce Downey

/s/ Kenneth C. Anderson, M.D.	Director	February 23, 2023
Kenneth C. Anderson, M.D.

/s/ Laura Bessen, M.D.	Director	February 23, 2023
Laura Bessen, M.D.

/s/ Glenn Dubin	Director	February 23, 2023
Glenn Dubin

/s/ Donna Grogan, M.D.	Director	February 23, 2023
Donna Grogan, M.D.

/s/ Utpal Koppikar	Director	February 23, 2023
Utpal Koppikar

/s/ Malcolm Salter	Director	February 23, 2023
Malcolm Salter